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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant /x/
Filed by a party other than the Registrant / /

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CALIFORNIA INDEPENDENT BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule, or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CALIFORNIA INDEPENDENT BANCORP
1227 BRIDGE STREET, SUITE C
YUBA CITY, CALIFORNIA 95991
(530) 674-6025

To Our Shareholders:

        I am pleased to invite you to attend the Annual Meeting of Shareholders of California Independent Bancorp to be held on Tuesday, May 21, 2002, at 6:00 p.m. (Pacific Daylight Time) at the Feather River State Bank branch located at 777 Colusa Avenue, Yuba City, California, 95991. Enclosed are the Secretary's official notice of this meeting, a proxy statement, and form of proxy for your utilization.

        At this year's annual shareholders meeting, you will be asked to elect those individuals to serve on the board of directors, to approve the appointment of Perry-Smith LLP to act as our independent accountants, and to conduct such other business as may appropriately be conducted at the meeting. The Notice of Annual Meeting and Proxy Statement contain a more complete description of the matters to be considered and acted upon. You should read those documents carefully.

        In addition to these business items, I will report to you the results of operations over the last year, describe our plans, respond to comments, and answer questions that may be of general interest to the shareholders.

        The entire board of directors encourages you and hopes that you are able to personally attend the annual meeting. Should you be unable to do so, it is important that your shares be represented and voted at the meeting. Accordingly, we urge you to please complete, sign, date, and return the enclosed proxy as soon as possible. If your plans should change and you are subsequently able to attend the meeting, your proxy may be withdrawn and you may personally vote your shares.

        I look forward to seeing you at the annual meeting on Tuesday, May 21, 2002.

Sincerely,

Larry D. Hartwig President and Chief Executive Officer

CALIFORNIA INDEPENDENT BANCORP
1227 BRIDGE STREET, SUITE C
YUBA CITY, CALIFORNIA 95991
(530) 674-6025

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 21, 2002

6:00 P.M. (Pacific Daylight Time)

To the Shareholders of California Independent Bancorp Common Stock:

        The Annual Meeting of Shareholders of California Independent Bancorp, a California corporation ("Company") and the bank holding company for Feather River State Bank ("Bank"), will be on Tuesday, May 21, 2002, at 6:00 p.m. (Pacific Daylight Time) at the Bank's branch located at 777 Colusa Avenue, Yuba City, California, 95991, for the following purposes:

  1.
  To elect ten (10) directors to serve until the 2003 Annual Meeting of Shareholders or until their earlier retirement, resignation, or removal from office. The names of the nominees for the Board of Directors of the Company are set forth in the accompanying proxy statement.

  2.
  To ratify the appointment of Perry-Smith LLP to act as the Company's independent accountants for 2002.

  3.
  To consider and transact such other business as may be properly brought before the meeting and any adjournments thereof.

        These proposals are more fully described in the accompanying Proxy Statement to which your attention is invited.

        In accordance with the Company's Bylaws, the Board of Directors has chosen March 25, 2002, as the "record date" to identify those shareholders entitled to notice of and the right to vote at the Annual Meeting.

        All shareholders are cordially invited to attend the Annual Meeting in person. YOUR VOTE IS IMPORTANT. To ensure that your shares will be represented at the meeting, please date, execute, and return the enclosed proxy card, without delay, in the enclosed postage-paid envelope whether or not you plan to attend the meeting. You may revoke the proxy at any time prior to the time it is voted. Any shareholder present at the meeting may vote personally on all matters brought before the meeting, in which event your proxy will not be used.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ Kevin R. Watson Kevin R. Watson, Corporate Secretary

April 5, 2002
Yuba City, California

        WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

CALIFORNIA INDEPENDENT BANCORP

PROXY STATEMENT

INFORMATION CONCERNING PROXY

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of California Independent Bancorp ("Company"), the bank holding company for Feather River State Bank ("Bank"), of the enclosed proxy for use at the 2002 Annual Meeting of Shareholders of the Company and at any adjournments thereof ("Meeting"), to be held on Tuesday, May 21, 2002, at 6:00 p.m. (Pacific Daylight Time), at the Bank's branch located at 777 Colusa Avenue, Yuba City, California, 95991.

        As many of our shareholders are unable to personally attend the Meeting, the Company solicits proxies so that each shareholder is given an opportunity to vote. Shares represented by duly executed proxies in the accompanying form received by management prior to the Meeting will be voted at the Meeting. A shareholder executing and delivering the enclosed proxy may revoke such proxy at any time prior to the proxy's being voted. A proxy may be revoked: (i) by written notice to Kevin R. Watson, Corporate Secretary of the Company; (ii) by a subsequently dated proxy; or (iii) by attending the Meeting and voting by ballot. If a shareholder specifies a choice with respect to any matter to be acted upon by means of the ballot provided in the accompanying form of proxy, the shares will be voted accordingly. If no specification is made, the shares represented by this proxy will be voted in favor of election of the nominees specified and in favor of the specified proposals. A shareholder who attends the Meeting may vote by ballot at the Meeting, thereby canceling any proxy the shareholder may have given previously.

        The Proxy Committee is composed of three directors of the Company, David A. Offutt, Michael C. Wheeler, and William H. Gilbert, who will vote all shares of Common Stock represented by the proxies. The Proxy Committee, however, cannot vote the shares of a shareholder unless the shareholder signs and returns a proxy. Proxy cards also confer upon the Proxy Committee discretionary authority to vote the shares represented on any matter that was not known at the time this Proxy Statement was mailed which may be properly presented for action at the Meeting. Such matters may include: approval of minutes of the prior annual meeting which will not constitute ratification of the actions taken at such meeting; action with respect to procedural matters pertaining to the conduct of the Meeting; and election of any persons to any office for which a bona fide nominee is named, if such nominee is unable or will not serve.

        The principal method by which the Board of Directors is soliciting proxies is by mail. Additional solicitations, however, may be made by telephone, telegraph, or personal visits by directors, officers, and employees of the Company. The Company may, at its discretion, engage the services of a proxy solicitation firm to assist in the solicitation of proxies. The total expense of this solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding soliciting material and such expenses as may be paid to any proxy soliciting firm engaged by the Company. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about April 5, 2002.

        The proxy card format enables you to record your vote on each matter. If you wish to withhold your vote for any one or more directors, circle and draw a line through the name of each director for whom you wish to withhold your vote. You may withhold authority to vote for all of the directors by placing an X in the box marked WITHHOLD AUTHORITY. You may vote FOR or AGAINST each other item by placing an X in the box appropriately marked. Please note that a vote to ABSTAIN may have the same effect as a vote AGAINST.

VOTING SECURITIES

Outstanding Voting Securities and Record Date

        The Company has only one class of voting securities outstanding, identified as the Common Stock. In accordance with the Company's Bylaws, the Board of Directors has chosen March 25, 2002 as the "record date" to identify the shareholders entitled to notice of and the right to vote at the Meeting. As of such date, 2,115,419 shares were outstanding, all of which will be entitled to vote at the Meeting. The determination of the shareholders entitled to vote at the Meeting and the number of shares those shareholders are entitled to vote were based upon the Company's records as of the record date.

Voting

        Each shareholder of record is entitled to one vote for each share held on all matters to come before the Meeting, including the election of the Company's directors. Abstentions in voting are treated as shares that are present and entitled to vote for purposes of determining if a quorum is present at the Meeting. Such votes, however, are not treated as voting for purposes of determining the approval of any matter submitted to the shareholders for a vote.

Security Ownership of Certain Beneficial Owners and Management

        The Company is of the opinion that no person possesses, directly or indirectly, the power to direct or cause the direction of management and policies of the Company. Nor is the Company aware of the existence of a group of persons formed for such purpose, whether through the ownership of voting securities, by contract, or otherwise.

        The following information sets forth the securities ownership by persons known to the Company to own 5% or more of the Company's common stock, as of March 25, 2002. This information has been obtained from the Company's records and from information furnished directly by the individual or entity to the Company.

Name of Beneficial Owner	Relationship With Company	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
Harold M. Eastridge	Director	119,566 (2)	5.60%

(1)
Unless otherwise indicated, the beneficial owner of these securities has sole voting and investment powers.

(2)
Includes an option for 20,990 shares, which is exercisable within 60 days of the Record Date.

        The following table shows the number of common shares of stock and the percentage of the common shares beneficially owned by each director, executive officer, and for each person nominated and recommended to be elected by the current Board of Directors of the Company. The information is based upon the Company's records and information furnished to it by the nominees as of March 25, 2002.

Name of Director, Executive Officer, or Nominee	Age	Percentage of Common Shares Beneficially Owned	Relationship With Company	Director Since (Company/Bank)	Amount and Nature of Beneficial Ownership (1)
John L. Dowdell	65	0.35%	Director	1999/1999	7,465 (2)
Harold M. Eastridge	58	5.60%	Director	1995/1976	119,566 (3)
William H. Gilbert	62	3.31%	Director	1995/1988	70,765 (4)
Larry D. Hartwig	61	4.90%	President, Chief Executive Officer and Director	1999/1999	108,974 (5)
John J. Jelavich	61	0.34%	Director	2000/2000	7,139 (6)
Donald H. Livingstone	59	0.41%	Director	1998/1998	8,698 (7)
Alfred G. Montna	57	0.35%	Director	1999/1999	7,465 (8)
David A. Offutt	62	3.36%	Director	1995/1976	71,761 (9)
William K. Retzer	58	2.19%	Director	1995/1979	46,675 (10)
Michael C. Wheeler	52	4.89%	Director	1995/1976	104,365 (11)
Kenneth M. Anderson	49	0.40%	Senior Vice President—Business Development and Marketing		8,487 (12)
Blaine C. Lauhon	39	1.01%	Senior Vice President—Commercial and Agricultural Lending		21,616 (13)
Douglas R. Marr	48	0.31%	Assistant Corporate Secretary of the Company, and Senior Vice President—Chief Credit Officer		6,630 (14)
Don McDonel	60	0.19%	Executive Vice President—Retail/Loan Manager		4,030 (15)
Kevin R. Watson	36	0.01%	Chief Financial Officer and Corporate Secretary of the Company and Bank		115 (16)

All Directors, Executive Officers, and Nominees of the Company as a Group (15 in number)		24.86%			593,751 (17)

(1)
Unless otherwise indicated, the beneficial owner of these securities has sole voting and investment powers.

(2)
Includes an option for 6,308 shares, which is exercisable within 60 days of the Record Date.

(3)
Includes an option for 20,990 shares, which is exercisable within 60 days of the Record Date.

(4)
Includes 43,593 shares in a trust pursuant to which Mr. Gilbert has shared voting and disposition power and an option for 20,684 shares that is exercisable within 60 days of the Record Date.

(5)
Includes an option for 107,335 shares, which is exercisable within 60 days of the Record Date, and an estimated 224 shares allocated pursuant to the Bank's ESOP.

(6)
Includes an option for 6,016 shares, which is exercisable within 60 days of the Record Date.

(7)
Includes an option for 7,984 shares, which is exercisable within 60 days of the Record Date.

(8)
Includes an option for 6,308 shares, which is exercisable within 60 days of Record Date.

(9)
Includes an option for 20,946 shares, which is exercisable within 60 days of the Record Date.

(10)
Includes an option for 19,878 shares, which is exercisable within 60 days of the Record Date.

(11)
Includes options for 20,703 shares, which are exercisable within 60 days of the Record Date, and 17,239 shares over which Mr. Wheeler has shared voting and disposition power. Mr. Wheeler disclaims beneficial ownership of 1,224 shares.

(12)
Includes an option for 7,705 shares, which is exercisable within 60 days of the Record Date, and an estimated 308 shares allocated pursuant to the Bank's ESOP.

(13)
Includes an option for 18,578 shares, which is exercisable within 60 days of the Record Date, and an estimated 1,273 shares allocated pursuant to the Bank's ESOP.

(14)
Includes an option for 5,823 shares, which is exercisable within 60 days of the Record Date, and an estimated 212 shares allocated pursuant to the Bank's ESOP.

(15)
Includes an option for 3,694 shares, which is exercisable within 60 days of the Record Date, and an estimated 148 shares allocated pursuant to the Bank's ESOP.

(16)
Includes an option for 105 shares, which is exercisable within 60 days of the Record Date.

(17)
Includes options for 273,057 shares, which are exercisable within 60 days of the Record Date.

INFORMATION PERTAINING TO ELECTION OF DIRECTORS

PROPOSAL 1. ELECTION OF DIRECTORS

        The Company's Bylaws provide that the number of directors may be no less than seven (7) and no more than thirteen (13) with the exact number to be fixed from time to time by resolution of the Board of Directors. The number of directors is currently fixed at ten (10). Such directors, if elected, shall hold office until the next Annual Meeting of the Shareholders or until their earlier retirement, resignation, or removal from office. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such person as shall be designated by the Board of Directors to replace the nominee. The Board of Directors currently has no knowledge that any of the nominees will be unable or unwilling to serve. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such manner as will assure the election of as many of the nominees listed below as possible.

        There are no family relationships between any of the directors, officers, or persons nominated or chosen by the Board of Directors to become a director or officer. Set forth below are summaries of the background and business experience of all the directors and persons nominated to become a director. Unless otherwise indicated, each person has been engaged in the noted occupation with the same entity for more than five (5) years.

        JOHN L. DOWDELL is president and chief executive officer of Dowdell Financial Services, a company engaged in investment banking and the financial services industry.

        HAROLD M. EASTRIDGE is chief executive officer of the Trident Investment Corporation, a company engaged in real estate development, and is president of Feather River Construction, Inc., a builder and developer of residential and commercial properties.

        WILLIAM H. GILBERT is vice president of Gilbert Orchards, Inc., walnut growers.

        LARRY D. HARTWIG has been president and chief executive officer of the Company and Bank since July of 1999. Between January 1998 and July 1999, Mr. Hartwig was a principal in the consulting firm Hartwig and Associates. From June 1990 to November 1997, Mr. Hartwig was president, chief executive officer and director of SC Bancorp and Southern California Bank.

        JOHN I. JELAVICH was a self-employed consultant to the president and chief executive officer of the Bank from 1999 to 2000. Between 1988 and 1998, Mr. Jelavich was a regional vice president for Union Bank of California.

        DONALD H. LIVINGSTONE is a director for the Center of Entrepreneurship and a teaching professor at Marriott School of Management at Brigham Young University. Mr. Livingstone is trustee of the Eureka Family of Mutual Funds, which is an investment company registered under the Investment Company Act of 1940.

        ALFRED G. MONTNA is the owner of Montna Farms, a rice, walnut, and prune farm.

        DAVID A. OFFUTT is an attorney at law.

        WILLIAM K. RETZER has been chairman of Examen, Inc., since 1992, a firm that performs analysis and cost containment of legal bills.

        MICHAEL C. WHEELER is general manager and president of Wheeler Oldsmobile-Cadillac.

Recommendation of Management

        THE BOARD OF DIRECTORS INTENDS TO VOTE ALL PROXIES HELD BY IT IN FAVOR OF ELECTION OF EACH OF THE NOMINEES. YOU ARE URGED TO VOTE FOR PROPOSAL 1: TO ELECT THE TEN (10) NOMINEES SET FORTH HEREIN TO SERVE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS SHALL BE ELECTED AND QUALIFIED.

Information Concerning the Board of Directors and Certain Board Committees

  Board Committees

        The Company's Board of Directors has an Audit Committee. The Audit Committee monitors significant accounting policies, approves services rendered by the auditors, reviews audit and management reports, and makes recommendations regarding the appointment of independent auditors and the fees payable for their services. The following directors serve as members of the Audit Committee for the Company and the Bank: John L. Dowdell, Chairman; William H. Gilbert, Donald H. Livingstone, and Michael C. Wheeler. The Company's Audit Committee met eight (8) times in 2001. (See "REPORT OF THE AUDIT COMMITTEE" contained at pages 19 through 20 of this Proxy Statement.

        In 1998, the Bank merged its Insurance, Community Reinvestment Act, Compliance, and Investment committees into a newly formed committee designated as the Risk Management Committee. The Risk Management Committee is responsible for monitoring Interest Rate Risk, the Bank's investment portfolio, insurance adequacy, compliance with federal and state laws and regulations, and credit review. The following directors serve as members of the Risk Management Committee: Michael C. Wheeler, Chairman; John L. Dowdell, William H. Gilbert, Donald H. Livingstone, and Larry D. Hartwig. During 2001, the Risk Management Committee met eight (8) times.

        During 2001, the Company did not have a nominating or a compensation and personnel committee. The Company's and Bank's boards of directors performed the functions of these committees.

        Beginning in 2002, The Company's and Bank's boards of directors formalized a Stock Option/Personnel/Compensation Committee. The committee is responsible for analyzing, reviewing, and recommending for approval, the executive compensation for the Company's and Bank's executive officers, and other compensation and personnel matters, as appropriate. The following directors serve as members of the Stock Option/Personnel/Compensation Committee: William K. Retzer, Chairman; John L. Dowdell; Harold M. Eastridge; William H. Gilbert; and Donald H. Livingstone.

        During 2001, the Bank's Board of Directors held twelve (12) regular meetings, while the Company's Board of Directors held twelve (12) regular meetings and one (1) special meeting. Each director, following his election, attended at least 75% of the aggregate of: (1) the total number of meetings of the Company's Board of Directors; and (2) the total number of meetings of the Board of Directors' committees on which they served.

Executive Officers

        The Company's and Bank's executive officers serve at the pleasure of the boards and are subject to annual appointment by the boards at their respective first meeting following the annual shareholders meeting. Set forth below is certain information with respect to each executive officer of the Company and/or Bank.

Name	Age	Positions and Offices With the Company and/or Bank	Year Joined (Company/Bank)
Kenneth M. Anderson	49	Senior Vice President—Business Development and Marketing (2001-present); Senior Vice President—Branch Services Officer of the Bank (2001); Senior Vice President Administrative Services of the Bank (1998-2001); Vice President of Business Development of the Bank (1994-1998); Assistant Vice President, Business Development Officer of the Bank (1994)	— /1994
Larry D. Hartwig	61	President and Chief Executive Officer of the Company and the Bank (1999-present)	1999/1999
Blaine C. Lauhon	39
		Senior Vice President—Commercial and Agricultural Lending (2001-present); Senior Vice President and Chief Lending Officer of the Bank (1998-2001); Senior Vice President and Senior Credit Officer of the Bank (1996-1998); Assistant Loan Administrator of the Bank (1994-1996); Vice President, Loan Officer of the Bank (1990-1994).	— /1990
Douglas R. Marr	48
		Assistant Corporate Secretary of the Company (2000-present); Senior Vice President and Chief Credit Officer of the Bank (1998-present); Vice President and Administrative Credit Officer of the Bank (1998); Vice President and Senior Credit Officer of the Bank (1997-1998); Vice President and Senior Loan Officer of the Bank (1996-1997)	2000/1996
Don R. McDonel	60	Executive Vice President—Commercial and Retail Banking (2001-present); Senior Vice President and Senior Lending Officer of the Bank (2000-2001).	— /2000
Kevin R. Watson	36
		Chief Financial Officer and Corporate Secretary of the Company and Bank (2002-present); Controller and Assistant Corporate Secretary of the Company and Bank (2001-2002); Assistant Controller of the Bank (2001)	2001/2001

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth a summary of the compensation paid (for services rendered in all capacities) during the past three fiscal years to the Chief Executive Officer and the other four most highly compensated officers of the Bank. All compensation is currently paid by the Bank.

Name	Position	Year	Salary		Bonus		Other Annual Compensation (1)		Long-Term Compensation Awards Options (2)	All Other Compensation
Larry D. Hartwig	President and Chief Executive Officer	2001 2000 1999	$ $ $	220,500 210,000 71,725	$ $ $	63,000 0 0	$ $ $	0 0 0	0 15,000 90,000	$ $ $	118,679 (3) 221,475 (3) 21,177 (3)
Robert J. Lampert	Former Executive Vice President and Chief Operating Officer of the Bank	2001 2000	$ $	126,500 120,538	$ $	16,000 0	$ $	0 17,746 (5)	5,000 17,500	$ $	4,017 (4) 30,900 (4)
Don R. McDonel	Executive Vice President—Commercial and Retail Banking of the Bank	2001 2000 1999	$ $ $	121,225 87,510 35,125	$ $ $	18,120 0 2,500	$ $ $	0 0 0	5,000 5,000 4,000	$ $ $	4,284 (6) 0 0
Blaine C. Lauhon	Senior Vice President—Commercial and Agricultural Lending	2001 2000 1999	$ $ $	97,007 93,457 87,664	$ $ $	18,775 0 2,975	$ $ $	0 0 5,199 (8)	0 5,261 4,513	$ $ $	13,207 (7) 9,420 (7) 6,455 (7)
Douglas R. Marr	Senior Vice President and Chief Credit Officer of the Bank	2001 2000 1999	$ $ $	84,404 79,535 70,500	$ $ $	16,141 0 0	$ $ $	0 0 0	2,500 5,000 3,600	$ $ $	2,691 (9) 0 0

(1)
Unless otherwise noted, no perquisites are reported as Other Annual Compensation as such perquisites did not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for the named executive officers.

(2)
Long-term compensation awards represent the number of shares granted pursuant to the Company's stock option plans for the years indicated. The number of shares is as of the grant date and does not reflect subsequent adjustments, if applicable, for stock dividends.

(3)
Includes $4,736 and $2,625 contributed to Mr. Hartwig's account in the Bank's 401(k) plan for 2000 and 2001, respectively; $21,177, $84,705, and $85,163 accrued under Mr. Hartwig's Salary Continuation Agreement for 1999, 2000, and 2001, respectively; $11,433 contributed to a private disability plan for 2001; $2,435 contributed to a private life insurance policy for 2001; $792 contributed to a term life insurance policy for 2001; and $132,034 and $16,231 associated with Mr. Hartwig's relocation and living expenses paid in 2000 and 2001, respectively, pursuant to his 1999 employment contract.

(4)
Includes $900 and $3,852 contributed to Mr. Lampert's account in the Bank's 401(k) plan for 2000 and 2001, respectively; $165 contributed to a term life insurance policy for 2001; and a $30,000 retention and severance payment from EPI Leasing Company ("EPI") relating to Mr. Lampert's services as President and for his assistance in the dissolution and winding up of EPI's business affairs for 2000.

(5)
Includes $8,832 associated with Mr. Lampert's personal use of a Company automobile for 2000; and $8,614 for the payout of accrued but unused vacation for 2000.

(6)
Includes $3,558 contributed to Mr. McDonel's account in the Bank's 401(k) plan for 2001; and $726 contributed to a term life insurance policy for 2001.

(7)
Includes $1,153 and $2,905 contributed to Mr. Lauhon's account in the Bank's 401(k) plan for 1999 and 2001, respectively; $99 contributed to a term life insurance policy for 2001; $779 allocated to Mr. Lauhon's ESOP account for 1999; and $4,523, $9,420, and $10,203 accrued under a salary continuation agreement for 1999, 2000, and 2001, respectively.

(8)
The amount reported represents reimbursement for taxes in connection with the exercise of stock options.

(9)
Includes $2,526 contributed to Mr. Marr's account in the Bank's 401(k) plan for 2001; and $165 contributed to a term life insurance policy for 2001.

Option Grants, Exercises and Holdings

        The following table shows information regarding stock options granted during 2001 to the named executive officers of the Company:

Option Grants in Last Fiscal Year

Individual Grants

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options Granted (#) (3)	Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price ($/Sh) (3)	Expiration Date
					5% ($)	10% ($)
Robert J. Lampert	5,000 (1)	23.0%	$25.10	July 17, 2011	$78,926	$200,015
Don R. McDonel	5,000 (1)	23.0%	$25.10	July 17, 2011	$78,926	$200,015
Douglas R. Marr	2,500 (1)	11.5%	$25.10	July 17, 2011	$39,463	$100,007

(1)
Options were granted pursuant to the California Independent Bancorp 1996 Stock Option Plan.

(2)
The 5% and 10% assumed compounded annual growth rates of appreciation are mandated by the rules of the Securities and Exchange Commission and are not an estimate or projection of future prices for the Company's common stock or actual performance.

(3)
The number of shares and exercise price per share are as of the grant date and thus do not reflect the effect, if any, of the Company's 5% stock dividend declared August 25, 2001 and distributed September 25, 2001.

        The following table shows information regarding stock options exercised during 2001 by the named executive officers of the Company and the value at December 31, 2001 of unexercised options held by such persons:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUES

			Number Of Securities Underlying Unexercised Options At Fiscal Year-End (#)	Value Of Unexercised In-The-Money Options At Fiscal Year-End ($)(1)
Name	Shares Acquired On Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Larry D. Hartwig	-0-	$-0-	107,335/12,600	$434,178/$36,414
Robert J. Lampert	-0-	$-0-	5,459/21,578	$18,669/$42,338
Don R. McDonel	-0-	$-0-	3,694/11,215	$19,239/$22,955
Blaine C. Lauhon	-0-	$-0-	18,578/3,360	$63,765/$9,710
Douglas R. Marr	-0-	$-0-	5,823/6,825	$23,308/$12,138

(1)
Based on the fair market value of the Company's Common Stock at December 31, 2001 of $22.65 per share, less the applicable exercise price per share. The fair market value of the Company's Common Stock at December 31, 2001 was determined on the basis of the last reported sale of the Company's Common Stock in 2001, which occurred on December 31, 2001.

California Independent Bancorp 1989 Amended and Restated Stock Option Plan

        On June 13, 1995, the Company adopted the California Independent Bancorp 1989 Amended and Restated Stock Option Plan ("1989 Plan"). The 1989 Plan, previously known as the Feather River State Bank 1989 Stock Option Plan, set aside 519,759 shares of no par value Common Stock of the Company for which options could be granted to key, full-time salaried employees and officers of the Company and Bank, as well as non-employee directors of the Company and Bank. The shares have been adjusted to reflect stock dividends declared and paid since the commencement of the plan. The ability to grant additional options under the 1989 Plan expired in 1999.

        The exercise price of all options to be granted under the 1989 Plan must be at least 100% of the fair market value of the Company's Common Stock on the grant date and be paid in full at the time the option is exercised in cash, shares of the Company's Common Stock with a fair market value equal to the purchase price, or a combination thereof. Under the 1989 Plan, all options expire no more than ten (10) years after the date of grant.

        In the case of termination of employment or status as a director, no additional options become exercisable, and exercise rights cease after three (3) months and one (1) day unless employment or status as a director is terminated because of death or disability, in which case the option may be exercised for not more than one year following termination. In case of termination of employment for cause, or cessation of status as a director as a result of being removed from office by a bank regulatory authority or by judicial process, exercise rights cease immediately.

California Independent Bancorp 1996 Stock Option Plan

        On April 9, 1996, the Company adopted the California Independent Bancorp 1996 Stock Option Plan ("1996 Plan"), which sets aside 190,286 shares of no par value Common Stock of the Company for which options may be granted to key, full-time salaried employees and officers of the Company and its subsidiaries, as well as non-employee directors of the Company and its subsidiaries. The shares have been adjusted to reflect stock dividends declared and paid since the commencement of the plan.

        The exercise price of all options to be granted under the 1996 Plan must be at least 100% of the fair market value of the Company's Common Stock on the grant date and be paid in full at the time the option is exercised in cash, shares of the Company's Common Stock with a fair market value equal to the purchase price, or a combination thereof. Under the 1996 Plan, all options expire no more than ten years after the date of grant.

        In the case of termination of employment or status as a director, no additional options become exercisable, and exercise rights cease after three (3) months and one (1) day unless employment or status as a director is terminated because of death or disability, in which case the option may be exercised for not more than one year following termination. In case of termination of employment for cause, or cessation of status as a director as a result of being removed from office by a bank regulatory authority or by judicial process, exercise rights cease immediately.

California Independent Bancorp 2000 Stock Option Plan

        On May 17, 2001, the Company's shareholder's approved the California Independent Bancorp 2000 Stock Option Plan ("2000 Plan"). The purpose of the 2000 Plan is to offer selected employees, directors, and consultants of the Company an opportunity to acquire a proprietary interest in the success of the Company, or to increase their interest, by purchasing shares of the Company's Common Stock. Options under the 2000 Plan may be issued as either incentive stock options or non-qualified stock options at the discretion of the Company's Board of Directors or a committee appointed by the Board of Directors ("Committee"). The aggregate number of shares of Common Stock reserved for issuance upon the exercise of options is 110,250 shares. The shares have been adjusted to reflect stock dividends declared and paid since the commencement of the plan.

        The 2000 Plan provides for the grant of Incentive Stock Options ("ISO") to employees, including directors and officers who are also employees, of the Company and its subsidiaries. All other awards may be granted to employees, officers and directors of the Company and its subsidiaries. Other awards may also be granted to the Company's consultants, independent contractors, and advisors, provided they render bona fide services in connection with the Company's operations which are not in connection with the offer and sale of securities in a capital-raising transaction.

        Each option will be evidenced by an Award Agreement between the Company and the eligible participant to whom such option may be granted which will expressly identify the option as an ISO or a Non-qualified Stock Option ("NQSO"). Options granted may be exercised within the times or upon the events determined by the Committee as set forth in the Award Agreement governing such option. However, no option will be exercisable after the expiration of 120 months from the date the option is granted. No ISO granted to a ten percent (10%) shareholder shall be exercisable after the expiration of five years from the date the ISO is granted. Any ISO granted to an employee who is not a Company officer, director, or consultant, shall be exercisable at a rate that is at least twenty percent (20%) per year over five (5) years from the date the ISO is granted. The Committee may also provide for options to become exercisable at one time or from time to time, periodically or otherwise, in such number of shares or percentage of shares as the Committee determines.

        The vesting of any option granted under the 2000 Plan will be determined by the Committee at its sole discretion. In the event, however, of an optionee's disability or death, the option shall expire twelve (12) months after the date of death or disability unless otherwise provided in the optionee's Award Agreement, provided that such period is at least six (6) months. Furthermore, should the optionee's service as an employee, director, or nondirector consultant be terminated by the Company for "cause," the option shall expire immediately after notice of such termination is sent to the optionee. Should the optionee's service be terminated for any reason other than death, disability, or cause, the option shall expire three (3) months after such termination, unless otherwise provided in the Optionee's Award Agreement.

        The exercise price of each NQSO granted pursuant to the 2000 Plan will be determined by the Committee, but may not be less than eighty five percent (85%) of the fair market value of the stock subject to the option on the date the option is granted. The exercise price of each ISO granted pursuant to the 2000 Plan will also be determined by the Committee, but may not be less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted, unless the optionee owns stock possessing more than ten percent (10%) of the total combined voting power of the Company. In such event, the purchase price of the stock subject to the ISO may not be less than one hundred and ten percent (110%) of the fair market value of the stock subject to the option on the date the ISO is granted.

        If the optionee ceases to serve as an employee, officer, or director of the Company, for any reason other than death, disability, or cause, the term of the option shall expire three (3) months (or such other period specified in the Award Agreement, provided that the period is at least thirty (30) days from the date of termination) after such termination. In no event may the option be exercised later than the original expiration date specified in the Award Agreement.

        If an optionee's status with the Company is terminated due to death or disability, the term of the option shall expire twelve (12) months (or such other period specified in the Award Agreement, provided that such period is at least six (6) months from the date of termination) after such death or disability. In no event may the date extend later than the original expiration date specified in the Award Agreement.

        If the optionee's status with the Company is terminated for "cause," the option immediately expires after the Company gives notice of such termination. The 2000 Plan defines "cause" to include embezzlement, fraud, dishonesty, breach of fiduciary duty, the deliberate disregard of rules of the Company which results in loss, damage, or injury to the Company, the unauthorized disclosure of any of the secrets or confidential information of the Company, the inducement of any client or customer of the Company to break any contract with the Company or the inducement of any principal for whom the Company acts as agent to terminate such agency relationship, the engagement in any conduct that constitutes unfair competition with the Company, the removal of the optionee from office by any court or bank regulatory agency, or such other similar acts which the Committee in its discretion may determine to constitute good cause for termination of optionee's service. In making such determination of "cause," the Board of Directors shall give the optionee an opportunity to appear before it and present evidence on the optionee's behalf.

        The Committee, in its discretion, may impose restrictions on the stock award and may provide for the lapse of such restrictions in installments and may waive or accelerate such restrictions, based on criteria determined by the Committee.

        At the discretion of the Committee, a stock bonus may be awarded for services rendered to the Company. The award of shares may be in Restricted Stock. The Committee may award more than one stock bonus to a participant and each award may be subject to different performance criteria. If a participant is terminated during a performance period, such participant will be entitled to payment (whether in shares, cash, or otherwise) with respect to the stock bonus only to the extent earned as of the termination date in accordance with the Performance Stock Bonus Agreement, unless determined otherwise by the Committee.

        The exercise price of shares issued pursuant to the exercise of an option pursuant to the 2000 Plan may be made: (i) in cash; (ii) all or in part with shares which have already been owned by the optionee or their representative for more than six (6) months, valued at their fair market value as of the date the new shares are purchased; (iii) by delivery, on a form prescribed by the Company, of an irrevocable direction to a Company-approved securities broker to sell shares and to deliver all or part of the sales proceeds to the Company for payment of all or part of the exercise price and any withholding taxes; (iv) by the delivery, on a form prescribed by the Company, of an irrevocable direction to pledge shares to a Company-approved securities broker or lender, as security for a loan, and to deliver all or part of the loan proceeds to the Company as payment of all or part of the exercise price and any withholding taxes; or (v) any combination of the above permissible forms of payment. In the discretion of the Committee, payment of the exercise price of an option may be accepted in any of such forms or as the Committee may otherwise provide in the Award Agreement.

        Awards are not transferable or assignable other than by will, the laws of descent and distribution, by an instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor), or as consistent with the Award Agreement provisions related thereto. During the lifetime of an optionee, an Award will be exercisable only by them, and any elections with respect to an Award may be made by only the optionee.

        In the event of a subdivision of the outstanding shares of the Company, a declaration of a dividend payable in such shares, a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the value of outstanding shares, a combination or consolidation of the outstanding shares by reclassification or otherwise into a lesser number of shares, a recapitalization, a spinoff or a similar occurrence, the Committee may make appropriate adjustments in one or more of the number of shares available for future grants, the limit set upon the number of options that may be granted to any single individual in one year, the number of shares covered by each outstanding option, or the exercise price under each outstanding option.

        In the event that the Company is a party to a merger or other reorganization, outstanding options will be subject to the agreement of merger or reorganization, which may provide, without other limitation, for the assumption of outstanding options under the 2000 Plan by the surviving corporation or its parent, for their continuation by the Company (if the Company is the surviving corporation), for payment of a cash settlement per share of the option equal to the difference between the amount to be paid for one share of Company under such agreement and the exercise price per share of the option, or for the acceleration of their exercisability followed by the cancellation of options not exercised, in all cases without the optionees' consent. Any cancellation may not occur until after such acceleration is effective and optionees have been notified of such acceleration and have had reasonable opportunity to exercise their options.

        The Company's Board of Directors may amend the Plan at any time or from time to time. The Board of Directors, however, will not, without the approval of the shareholders of the Company, amend the 2000 Plan in any manner that requires such shareholder approval pursuant to the Internal Revenue Code or the regulations promulgated thereunder, or the Exchange Act or Rule 16b-3 (or its successor), as amended, as such provisions apply to ISO plans. The 2000 Plan will terminate ten (10) years from the Effective Date.

Executive Employment/Severance Agreements

        Effective June 15, 2000, Annette Dier Bertolini resigned from her executive officer positions with the Bank and Company. In conjunction with her resignation, Ms. Bertolini entered into a Severance Agreement with the Company and the Bank effective June 15, 2000, and effective July 5, 2000, a Consulting Agreement with the Bank.

        Pursuant to the terms of the Consulting Agreement, Ms. Bertolini agreed to provide such consulting services to the Bank, the Company and their related entities as reasonably determined by the Bank's Board of Directors. The Consulting Agreement's term is for two years with compensation paid at a rate of Seven Thousand, Four Hundred Fifty-Three Dollars and Eighty-Five Cents ($7,453.85) per month. The complete terms and provisions of the Consulting Agreement are attached as Exhibit 10.28 to the Company's September 2000 Form 10Q and are incorporated herein by reference.

        Ms. Bertolini's Severance Agreement provides that in consideration for the releases and agreements set forth therein, Ms. Bertolini would have the following severance benefits: (1) any unpaid portion of her earned vacation; (2) pursuant to the 401(k) plan's limitations, the matching of any contributions made by Ms. Bertolini through the effective date of the agreement in 2000 to the plan; (3) as of the effective date of the agreement, Ms. Bertolini would be provided for a two year period with her contribution all current life insurance, medical, dental, vision, hospitalization and long term disability insurance, and following the two year period Ms. Bertolini could elect to receive COBRA benefits as provided by law; (3) Ms. Bertolini; would be deemed immediately vested in her stock options not currently vested under the California Independent Bancorp 1996 Stock Option Plan; and (4) Ms. Bertolini, upon attaining the age of 60 is entitled to begin receiving the payments provided under her Executive Salary Continuation Agreement dated April 28, 1993. The complete terms and provisions of the Severance Agreement are attached as Exhibit 10.27 to the Company's September 2000 Form 10Q and are incorporated herein by reference.

        On July 19, 1999, the Company and Bank entered into an employment agreement to retain the services of Larry D. Hartwig to act as the president and chief executive officer of the Company and the Bank. The employment agreement has an initial three-year term with an annual automatic renewal provision for an additional year, unless notice is otherwise provided.

        The Company may terminate the agreement for cause, and Mr. Hartwig may terminate the agreement for any reason. In the event that the agreement is terminated by the Company without cause or by Mr. Hartwig with "good reason," as defined by the agreement, Mr. Hartwig is entitled to the following: (1) severance pay in an amount equal to 24 months of his annual base salary. Should the agreement, however, be terminated by the Company or by Mr. Hartwig following a change in control, he is entitled to receive two and one half times the highest annual compensation amount paid to him within the three years preceding the change in control; (2) continuation of car allowance and club membership for twelve months; and (3) continuation of health, medical, disability, and life insurance benefits for thirty months. Should Mr. Hartwig's employment be terminated due to "disability," he is entitled to: (1) severance payments in the amount of his base salary for a period of six months following the date of "Disability"; and, (2) continuation of health, medical, disability, and life insurance benefits for thirty months.

        Mr. Hartwig's compensation and benefits for entering into the agreement include: (1) a base salary of $180,000 per annum, subject to annual reviews for possible increase; (2) eligibility for annual cash or stock bonuses based upon the satisfaction of performance criteria established by the Board of Directors; (3) participation in the benefit programs offered to the Bank's other executive officers; (4) maintenance of a separate term life insurance policy for Mr. Hartwig in at least the amount of $400,000; (5) four weeks paid vacation; (6) use of a Company provided vehicle or an automobile allowance in the amount of $700 per month plus operating expenses and insurance coverage; (7) country club membership for the promotion of the company's business; (8) moving expenses; (9) the grant of the option to purchase 90,000 shares of common stock in the Company, with 50,000 shares vesting and exercisable upon execution of the agreement and 20,000 shares vesting and exercisable upon the first and second anniversaries of the agreement; and (10) the Company's agreement to enter into a Salary Continuation Agreement that will provide that, if Mr. Hartwig continues to be employed by the Company until he reaches age 65, upon retirement he shall be entitled to receive annual payments of $75,000 for fifteen years. The Salary Continuation Agreement will also provide for annual vesting in the accrual amount until Mr. Hartwig becomes 100% vested.

        The complete terms and provisions of Mr. Hartwig's Employment Agreement and Stock Option Agreement are attached as Exhibits 10.21 and 10.22 to the Company's September 1999 Form 10Q and are incorporated herein by reference.

Executive Salary Continuation Agreements

        On April 28, 1993, Ms. Bertolini entered into an Executive Salary Continuation Agreement with the Bank. On May 16, 1999, the Bank entered into an Executive Salary Continuation Agreement with Mr. Lauhon. Ms. Bertolini's agreement, as amended by her Severance Agreement dated June 15, 2000, provides that upon attaining age 60, she will receive an annual retirement benefit in the amount of $42,000, payable monthly for a period of 180 months, subject to certain conditions set forth in the agreement. The terms of Mr. Lauhon's agreement provide that if he continues to be employed by the Bank until he reaches age 55, upon retirement he will receive an annual retirement benefit in the amount of $40,000, payable monthly for a period of 180 months following retirement, subject to certain conditions set forth in the Agreement.

        Mr. Lauhon's agreement further provides that should he be employed by the Bank for a period of at least four continuous years and are terminated by the Bank without cause, he will be considered to be vested in 30% of the total amount that he would otherwise receive and will become vested in an additional 10% for each succeeding year until he becomes 100% vested. In the event of a change in control of the Bank, Mr. Lauhon becomes fully vested, and if their employment is terminated as a result of a change in control, he will be entitled to the full amount for the appropriate plan year pursuant to the terms and conditions of his agreement.

        On October 27, 1999, Mr. Hartwig entered into an Executive Salary Continuation Agreement with the Bank. Mr. Hartwig's agreement provides that if he continues to be employed by the Bank until he reaches age 65, upon retirement he will receive an annual retirement benefit in the amount of $75,000, payable monthly for a period of 180 months following retirement, subject to certain conditions set forth in the agreement. The agreement further provides that if Mr. Hartwig is terminated by the Bank for any other reason than his disability or death, he will be vested for the accrual amount each year, and the amount of each year's additional accrual until he becomes 100% vested. In the event of a change in control of the Bank, Mr. Hartwig becomes fully vested, and if his employment is terminated as a result of a change in control, he will be entitled to the full amount for the appropriate plan year pursuant to the terms and conditions of his respective agreements.

        The Bank purchased single premium life insurance policies on Ms. Bertolini, Mr. Lauhon and Mr. Hartwig in order to meet its obligations under the respective agreements and to indemnify the Bank against loss. The Bank is named as owner and beneficiary under each of the insurance policies.

        Ms. Bertolini's Executive Salary Continuation Agreement is attached as Exhibit 10.1 to the Company's General Form for Registration of Securities on Form 10. Mr. Lauhon's agreement is attached as Exhibit 10.23 to the Company's September 1999 Form 10Q. Mr. Hartwig's agreement is attached as Exhibit 10.19 to the Company's 1999 Form 10K. The complete terms and provisions of all agreements are incorporated herein by reference.

Employment Security Agreement

        During 2001, the Company and Bank entered into Employment Security Agreements ("ESA") with the following executive officers: Don McDonel, EVP, Commercial & Retail Banking; Kenneth Anderson, Senior Vice President ("SVP"), Branch Services Officer; Blaine Lauhon, SVP, Chief Lending Officer; Doug Marr, SVP, Chief Credit Officer; and Kevin Watson, VP, Chief Financial Officer.

        The purpose for entering into the ESAs was to assure the continuity of senior management in the event of a change in control in the Company or Bank. The ESAs have one-year terms that are automatically extended for an additional year unless written notice is provided to the executive by October 1 that the expiration date will not be extended. In the event that the executive is terminated after a change in control in a manner that constitutes a "Covered Termination" as defined in the agreement, the executive is entitled to the following benefits:

  1.
  The payment of one times the amount of their highest annual base salary in five installments.

  2.
  Any stock options granted to the executive under any Company incentive plans that were not fully vested and-exercisable become fully vested and immediately exercisable. Such options will be exercisable for a period of 90 days from the date of the "Covered Termination" (or such greater period as may be provided in the related plan). Any restrictions on payment or transfer of previously granted incentive awards immediately lapse.

  3.
  The Company and Bank must maintain for a period of twelve months following a "Covered Termination" any "Welfare Benefits," such as life insurance coverage and health and disability benefits, which were being provided to the executive at the time of the covered termination.

        A form of the ESA is attached as Exhibit 10.30 to the Company's March 31, 2001 Form 10Q. The complete terms and provisions of the Form ESA are incorporated herein by reference.

Feather River State Bank 401(k) Plan and Employee Stock Ownership Plan

        The Board of Directors of the Bank adopted the Feather River State Bank Employee Stock Ownership Plan ("ESOP"), effective as of January 1, 1989, to be funded by annual contributions by the Bank, to be invested primarily in the Bank's Common Stock (and following formation of the Company, Company Stock). The purpose of the ESOP is to reward employees for long and loyal service by providing them with retirement benefits. During 1995, the Bank amended the ESOP to add 401(k) provisions. In 2001, the ESOP was amended and restated to separate the 401(k) components from the plan

        The ESOP's Trustees are three officers of the Bank. All employees who have completed three months of service with the Bank and are at least 21 years of age are eligible to participate in the ESOP. An employee or their beneficiary is entitled to the full amount of the employee's account balance in the event of their normal retirement at age 65, early retirement at age 55 and having completed 7 years of service, or their death. In the event of an employee's termination of employment for any reason other than retirement or death, the employee shall be entitled to only the vested percentage of their account balance.

        During 2000, the ESOP borrowed $200,000 from United ComServe, a non-profit corporation, for the purpose of purchasing the Company's common stock. The Bank agreed to make an annual contribution sufficient in amount to make five annual principal payments of $40,000 plus quarterly interest payments based upon an interest rate of prime minus 1/2%. As of December 31, 2001, the ESOP loan had a balance of $120,000.

        All full-time employees who have reached the age of 21 are eligible to participate the 401(k) Qualified Savings Plan ("the Plan") following 90 days of employment. All eligible employees are 100% vested in their own contributions, which may be any whole percentage of pay between 2% and 15%, inclusive. Contributions are invested with Principal Financial Group under employee directed investment options. Beginning January 2000, the Bank has made annual matching contributions equal to 50% of each employee's elective contributions not exceeding 6% of their pay. Of the matching contributions, 50% is applied in cash and 50% of the funds are applied to the purchase of Company common stock. The Bank's matching contribution amounted to approximately $114,565 in 2001.

DIRECTORS' COMPENSATION

        From January 2001 to December 2001, except for Chairman Offutt and Mr. Hartwig, the non-employee directors of the Company received $710 for each board meeting attended. Chairman Offutt received $803 for each board meeting attended, and Mr. Hartwig received no additional compensation for attending the board meetings.

        From January 2001 to December 2001, except for Chairman Offutt and Mr. Hartwig, the non-employee directors of the Bank received $1,440 each month for all board and committee meetings attended. Chairman Offutt received $1,847 each month for all board and committee meetings attended. Mr. Hartwig received no additional compensation for attending the board and committee meetings.

Director's Deferred Compensation

        On July 19, 1994, the Bank entered into a Deferred Compensation Agreement with William H. Gilbert, a director of the Company. Under the Deferred Compensation Agreement, Mr. Gilbert has elected to defer $1,000 per month of the director's fees to which he is entitled. He may change this election prior to January 1 of any year for the upcoming year. Interest on the amount deferred is credited at a rate equal to the prime rate as published in The Wall Street Journal on the last day of the preceding year.

        Upon attainment of age 66 and 12 years of service as a director of the Bank from the date of the Deferred Compensation Agreement, Mr. Gilbert will be entitled to payments of $29,416 per year for 15 years in lieu of the amount that he has deferred plus the interest accrued thereon ("Deferral Account Balance"). In the event that Mr. Gilbert no longer serves as a director of the Bank prior to attaining age 66, is disabled, or there is a change of control of the Bank, he will be entitled to the Deferral Account Balance in lieu of any other benefit. In the event of Mr. Gilbert's death, his beneficiary will be entitled to payments of $29,416 per year for 15 years.

        Under the Deferred Compensation Agreement, Mr. Gilbert is a general unsecured creditor of the Bank. The Bank has purchased an insurance policy on the life of Mr. Gilbert to enable the Bank to make payments as required by the Deferred Compensation Agreement. The complete terms and provisions of Mr. Gilbert's Deferred Compensation Agreement are attached as Exhibit 10.6 to the Company's General Form for Registration of Securities on Form 10 and incorporated herein by reference.

        On April 1, 1999, the Bank entered into a Director Deferred Fee Agreement with David A. Offutt, a director of the Company. Pursuant to the agreement, from January 1999 to June 2000, Mr. Offutt elected to defer $2,500 per month of his director's fees. From July 2000 to September 2001, Mr. Offutt elected to defer $2,550 per month of his director's fees. From October 2001 to present, Mr. Offutt elected to defer $2,650 of his director's fees. He may change this election prior to January 1 of any year for the upcoming year. Interest on the amount deferred is credited at a rate equal to the "prime rate" as published in The Wall Street Journal as of the anniversary date of the agreement.

        Upon attainment of age 66, Mr. Offutt will be entitled to payments of the amount that he has deferred plus the interest accrued thereon ("Deferral Account Balance") in 180 equal monthly installments. In the event that Mr. Offutt no longer serves as a director of the Bank prior to attaining age 66, due to a disability, he is entitled to the Deferral Account Balance with payments made in 180 equal monthly installments from the date of his termination of service. In the event that there is a change of control of the Bank, he will be entitled to the Deferral Account Balance with payment made in a lump sum within ninety days from the date of his termination of service. In the event of Mr. Offutt's death, his beneficiary will be entitled to the greater amount of $333,213 or the Deferral Account Balance with payments made in 180 equal monthly installments from the date of his death.

        The agreement further provides that Mr. Offutt is a general unsecured creditor of the Bank. The Bank has purchased an insurance policy on the life of Mr. Offutt to enable the Bank to make payments as required by the Director Deferred Fee Agreement. The complete terms and provisions of Mr. Offutt's Director Deferred Fee Agreement are attached as Exhibit 10.20 to the Company's September 1999 Form 10Q and incorporated herein by reference.

INDEBTEDNESS OF MANAGEMENT AND OTHER TRANSACTIONS

        The Company and Bank have, and expect to have in the future, banking transactions in the ordinary course of their business with their directors, executive officers, principal shareholders, and their associates, on substantially the same terms, including interest rates and collateral on loans comparable to transactions with others, and such transactions did not involve more than the normal risks of collectibility or present other unfavorable features.

PERFORMANCE GRAPH

        As part of the proxy statement disclosure requirements mandated by the Securities and Exchange Commission, the Company is required to provide a minimum five-year comparison of the cumulative total stockholder return on its Common Stock with that of a broad equity market index and either a published industry index or a Company-constructed peer group index.

        The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during each of the stated years, ended December 31, with the cumulative total return on the NASDAQ Total Return Index and the SNL Securities, Inc., Bank Index for banks with between $250 million to $500 million in asset size. The comparison assumes $100 was invested on December 31, 1996 in the Company's Common Stock and in each of the foregoing indices and the reinvestment of dividends.

        There can be no assurance as to future trends in the cumulative total return of the Company's Common Stock or of the following indices. The Company does not make or endorse any predictions as to future stock performance

	Period Ending
Index
	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/02
California Independent Bancorp	100.00	106.27	94.68	87.01	103.70	132.19
NASDAQ—Total US*	100.00	122.48	172.68	320.89	193.01	153.15
SNL $250M-$500M Bank Index	100.00	172.95	154.89	144.10	138.74	197.12

COMPLIANCE WITH SECTION 16(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and any person who owns more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors, and greater than ten percent (10%) shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the best knowledge of the Company, no person owns ten percent (10%) or more of the Company's Common Stock.

        Based solely on its review of the copies of such forms received by it, or written representations from certain persons that no Form 5 was required to be filed, the Company believes that for the period from January 1, 2001 through December 31, 2001, its officers and directors complied with all applicable filing requirements.

REPORT ON EXECUTIVE COMPENSATION

The Stock Option/Personnel/Compensation Committee

        The Stock Option/Personnel/Compensation Committee (the "Compensation Committee") analyzes, reviews, and recommends for approval the executive compensation for the Company's and Bank's executive officers. The following directors serve as members of the Compensation Committee: William K. Retzer, Chairman; John L. Dowdell; Harold M. Eastridge; William H. Gilbert; and Donald H. Livingstone.

        The Compensation Committee considers the tax law limitation of deductibility of executive compensation of $1,000,000 per executive for publicly held corporations. The Compensation Committee does not believe that this limitation will affect the Company as they do not anticipate that their executives' compensation will approach this limit.

Compensation Philosophy

        The Company's compensation philosophy is to provide executive officers with compensation that is competitive with that paid by industry peers consisting of banks located in Northern California of similar asset size, financial performance, and marketing strategy.

Corporate Performance Factors

        It is the policy of the Boards to determine the components of executive compensation principally upon the basis of corporate performance. Among the performance factors considered are profitability, capital levels, and asset quality (non-performing assets, loan delinquencies, and loan charge-offs), net interest margin, Return on Assets, and Return on Equity. In considering these factors, the Boards do not assign any quantitative weight to the factors considered, but consider all the factors taken together.

Individual Performance Factors

        Increases to an executive officer's base salary are determined, in part, based on the officer's responsibilities.

Compensation—Salaries and Bonus Awards

        The Boards decide upon the salary for each executive officer based on the recommendation of the Compensation Committee. Recommendations of the Compensation Committee are based on their review of industry peer group data for both corporate performance and compensation, and evaluations of the performance of each executive officer. Industry peer group data for compensation are obtained from regulatory agencies and industry trade groups.

        Certain executive officers of the Company are eligible to participate in the Bank's Executive Incentive Compensation Plan ("Incentive Compensation Plan"). The Incentive Compensation Plan was established to provide the Bank's executives a total compensation program based upon the Bank's and individual executive's performance and results.

        In order for any executive to be eligible for an incentive award, the Bank must achieve a threshold that is measured by required standards for return on equity, Capital, Tier 1 Leverage Ratio, asset quality, Liquidity Ratio, and classified loans. Additionally, the executive is required to achieve an individual performance rating of "Achieves Expectations" or higher and must have been employed in an eligible position for one full calendar quarter. Upon achieving this criteria, the executive is eligible to receive an incentive award that is based 75% upon the Bank's performance, as measured by a targeted return on equity ratio, and 25% upon the executive's performance. The amount of the award is calculated utilizing a sliding percentage scale of the executive's base salary ranging from 10% to 56%, depending upon the executive's position, attained levels of the targeted return on equity ratio, and the executive's performance rating.

        Finally, the Compensation Committee also has the authority to recommend to the Board, to award special performance bonuses based upon the executive's outstanding service to the Company.

Chief Executive Officer Compensation

        Larry D. Hartwig serves as the president and chief executive officer of the Company and the Bank. Mr. Hartwig's salary is based upon his performance and a review of industry peer group data. (See "Compensation—Salaries and Bonus Awards.") Mr. Hartwig's incentive compensation is based upon the achievement of profitability as measured by the Company's budget forecast for the fiscal year. (See "Compensation—Salaries and Bonus Awards.")

The Compensation and Personnel Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee serves or has served as an officer or employee of the Company or its subsidiaries. Additionally, when the Company's Board of Directors served as the Company and Bank's Compensation and Personnel Committee, Mr. Hartwig was not allowed to participate in matters effecting his compensation.

REPORT OF THE AUDIT COMMITTEE

        THE REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT"), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE INFORMATION CONTAINED IN THE REPORT BY REFERENCE. ADDITIONALLY, THE REPORT SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

        In accordance with its written charter adopted by the Company's Board of Directors ("Board"), the Board's Audit Committee (the "Audit Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company, and such other duties as the Board may assign. Each Audit Committee member meets the definition of an "Independent Director" as set forth in Rule 4002(a)(14) of the NASDAQ listing standards, the listing standard applicable to the Company.

        The Audit Committee obtained from the independent auditors, Arthur Anderson LLP, a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

        The Audit Committee also discussed with Management and the independent auditors the quality and adequacy of the Company's internal controls and internal audit organization, responsibilities, budget and staffing. The Audit Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks. Additionally, the Audit Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

        The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2001, with Management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that audited financials be included in the Company's Annual Report on SEC Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Audit Committee Members

        The members of the Committee include: John L. Dowdell, Chairman; William H. Gilbert, Donald H. Livingstone and Michael C. Wheeler.

INDEPENDENT PUBLIC ACCOUNTANTS

        On March 28, 2002, the Company decided not to renew the engagement of Arthur Andersen LLP ("Anderson") and appointed Perry-Smith LLP ("Perry-Smith") as its and the Bank's new independent public accountants, effective on such date. This determination followed the Company's decision to seek proposals from independent public accountants to audit the Company's financial statements for the fiscal year ending December 31, 2002.

        The decision not to renew the engagement of Andersen and to retain Perry-Smith were approved by the Company's and Bank's Boards of Directors upon the recommendation of the Company's Audit Committee. The decision was based on proposals from national and regional accounting firms and reflected the Audit Committee's judgment as to which firm was best suited to deliver external audits to the Company and Bank in light of relevant factors such as the firm's depth of experience, breadth of resources, commitment to provide exceptional service, ability to handle transition issues, and location of key personnel.

        Representatives of Perry-Smith and Andersen will be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire, and to respond to questions.

        During the Company's two most recent fiscal years ended December 31, and the subsequent interim period through March 28, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Andersen's satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

        None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company's two most recent fiscal years and the subsequent interim period through March 28, 2002.

        The audit reports of Andersen on the consolidated financial statements of the Company and subsidiaries as of and for the fiscal years ended December 31, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the Company's two most recent fiscal years ended December 31, and the subsequent interim period through March 28, 2002, the Company did not consult with Perry-Smith regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Fees

        The aggregate fees billed for professional services rendered by Anderson during the Company's 2001 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $86,492.

Financial Information Systems Design and Implementation Fees

        Anderson was not engaged to provide advice to the Company regarding financial information systems design and implementation during fiscal year 2001.

All Other Fees

        The aggregate fees billed for non-audit services rendered by Anderson during the Company's fiscal year 2001 totaled $38,541, which primarily involved tax related services and audits of the Company's 401(k) and ESOP plan trusts.

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

        The Board of Directors has selected and appointed Perry-Smith LLP, independent public accountants, to examine the financial statements of the Company for the year ending December 31, 2002. In recognition of the important role of the independent public accountants, the Board of Directors has determined that its selection of the independent public accountants should be submitted to the shareholders for review and ratification on an annual basis. If ratified, Perry-Smith LLP will serve as the independent certified public accountant for the Company and the Bank.

        Perry-Smith LLP is a full-service regional accounting firm that provides audit, tax, and consulting services to a broad range of clients and industries. Since the firm's founding in 1984, Perry-Smith LLP has developed an expertise, and has earned an outstanding reputation, in its representation of more than thirty Northern California and Nevada financial institutions. Based upon this experience, reputation, and other factors; the Audit Committee recommended, and Board of Directors has selected, Perry-Smith LLP as the Company's independent certified public accountant for 2002.

        In the event the appointment is not ratified through the affirmative vote of a majority of the outstanding shares, the adverse vote will be deemed to be an indication to the Board of Directors that it should consider selecting other independent certified public accountants for 2002. Because of the difficulty and expense of making any substitution of auditors after the beginning of the current year, it is the intention of the Board of Directors that the appointment of Perry-Smith LLP for the year 2002 will stand unless, for other reasons, the Board of Directors deems it necessary or appropriate to make a change. The Board of Directors also retains the power to appoint another independent public accountant to replace an independent public accountant ratified by the shareholders in the event the Board of Directors determines that the interests of the Company require such a change.

        A representative of Perry-Smith LLP is expected to be present at the Meeting, will be provided the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions of shareholders.

Recommendation of Management

        THE BOARD OF DIRECTORS INTENDS TO VOTE ALL PROXIES HELD BY IT IN FAVOR OF RATIFICATION OF THE APPOINTMENT OF PERRY-SMITH LLP TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY. YOU ARE URGED TO VOTE FOR PROPOSAL 2.

PROPOSAL 3. OTHER MATTERS

        Management is not aware of any other matters to be raised at the Meeting. If any other matter not mentioned in this Proxy Statement is brought before the Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

SHAREHOLDER PROPOSALS

        Any shareholder desiring to submit a proposal for inclusion in next year's Proxy Statement must assure that their proposal is received on or before December 5, 2002. All such shareholder proposals must be mailed, e-mailed, faxed, or otherwise delivered by other electronic media to the attention of the Company's secretary at its executive offices located at 1227 Bridge Street, Suite C, Yuba City, California 95991. Finally, all shareholder proposals must meet the requirements set forth in Securities and Exchange Commission Rule 14a-8.

April 5, 2002
Yuba City, California

By Order of the Board of Directors,
/s/ KEVIN R. WATSON Kevin R. Watson, Corporate Secretary

PROXY
CALIFORNIA INDEPENDENT BANCORP
Solicited by the Board of Directors for the Annual Meeting of Shareholders
May 21, 2002

        The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of California Independent Bancorp and the accompanying Proxy Statement dated April 5, 2002, and, revoking any Proxy heretofore given, hereby constitutes and appoints David A. Offutt, Michael C. Wheeler, and William H. Gilbert, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of Common Stock of California Independent Bancorp, a California corporation, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of California Independent Bancorp, to be held at Feather River State Bank, 777 Colusa Avenue, Yuba City, California, on Tuesday, May 21, 2002, at 6:00 p.m. (Pacific Daylight Time) or at any adjournment thereof, upon the following items as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all matters that may be properly presented for action at the meeting or any adjournments thereof. All properly executed proxies will be voted as indicated.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING ITEMS:

1.	To elect as directors the nominees set forth below:	FOR all nominees listed below (except as marked to the contrary below). ☐	WITHHOLD AUTHORITY to vote for all nominees listed below. ☐

INSTRUCTION: To withhold authority to vote for any individual nominee, circle and initial the nominees name in the list below:

J. Dowdell, H. Eastridge, W. Gilbert, J. Jelavich, L. Hartwig, D. Livingstone, A. Montna, D. Offutt, W. Retzer and M. Wheeler.

2.    To approve the proposal to ratify the appointment of Perry-Smith LLP as independent public accountants for the Company's 2002 fiscal year.

/ /    FOR / /    AGAINST / /    ABSTAIN

3.    To transact such other business as may properly come before the meeting.

THIS PROXY IS SOLICITED BY AND ON THE BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, AND 2, AND DISCRETIONARY AUTHORITY WILL BE GRANTED AS TO PROPOSAL 3.

        WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

I/WE do	or; I/WE do not	expect to attend this meeting.
Please sign exactly as your name appears on the share certificates. When shares are held by joint tenants, all joint owners should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If more than one person is serving in such a capacity, all should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Signature
Signature (if held jointly)
Date

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CALIFORNIA INDEPENDENT BANCORP 1227 BRIDGE STREET, SUITE C YUBA CITY, CALIFORNIA 95991 (530) 674-6025
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2002 6:00 P.M. (Pacific Daylight Time)
CALIFORNIA INDEPENDENT BANCORP PROXY STATEMENT INFORMATION CONCERNING PROXY
VOTING SECURITIES
INFORMATION PERTAINING TO ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
Option Grants in Last Fiscal Year Individual Grants
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
DIRECTORS' COMPENSATION
INDEBTEDNESS OF MANAGEMENT AND OTHER TRANSACTIONS
PERFORMANCE GRAPH
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDER PROPOSALS
PROXY CALIFORNIA INDEPENDENT BANCORP Solicited by the Board of Directors for the Annual Meeting of Shareholders May 21, 2002